Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. ANNOUNCES PRICING OF REMARKETED FAME SOLID WASTE DISPOSAL REVENUE BONDS
RUTLAND, VERMONT (January 26, 2017) – Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, announced today that it has priced $25.0 million aggregate principal amount of Finance Authority of Maine ("FAME") Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-3 (the “2005R-3 Bonds”). The 2005R-3 Bonds were previously designated as $3.6 million aggregate principal amount of FAME Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-1 and $21.4 million aggregate principal amount of FAME Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-2. The 2005R-3 Bonds will bear interest at 5.25% until maturity. The 2005R-3 Bonds are expected to be remarketed on February 1, 2017.
The FAME Solid Waste Disposal Revenue Bonds (Casella Waste Services, Inc. Project) Series 2005 were originally issued on December 28, 2005 and have a final maturity of January 1, 2025. The 2005R-3 Bonds will be guaranteed by all or substantially all of the subsidiaries of Casella. The 2005R-3 Bonds are not a general or contingent obligation of FAME, or of the State of Maine, and are payable solely from amounts received from Casella under the indenture for the 2005R-3 Bonds.
The 2005R-3 Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The 2005R-3 Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the 2005R-3 Bonds, nor shall there be any sale of the 2005R-3 Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor Statement
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including, among others, Casella's intention to remarket the 2005R-3 Bonds. These forward-looking statements can generally be identified as such by the context of the statements, including words such as "believe," "expect," "anticipate," "plan," "may," "will," "would," "intend," "estimate," "guidance" and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management's beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella's forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella's ability to consummate the remarketing of the 2005R-3 Bonds. There can be no assurance that Casella will be able to complete the remarketing of the 2005R-3 Bonds on the anticipated terms, or at all. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, "Risk Factors" in Casella's Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the quarterly period ended September 30, 2016. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247

2